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                                                         EXHIBIT NO. EX-99.h.1.b



                          DFA INVESTMENT TRUST COMPANY


                        FORM OF TRANSFER AGENCY AGREEMENT
                              ADDENDUM NUMBER FIVE

         THIS ADDENDUM is made as of the ___ day of __________, 2001, by and between DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation the ("Transfer Agent" or "PFPC").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Fund has retained PFPC to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement, dated January 15, 1993, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any series of shares created by the Fund after the date of the Agreement upon the mutual agreement of the Fund and the Transfer Agent; and

         WHEREAS, PFPC presently provides such services to those series of the Fund designated as The U.S. 6-10 Small Company Series, The U.S. 6-10 Value Series, The U.S. 4-10 Value Series and The U.S. 9-10 Small Company Series, which series shall be renamed The U.S. Small Cap Series, The U.S. Small Cap Value Series, The U.S. Small XM Value Series and The U.S. Micro Cap Series, respectively, and which are listed on Schedule B attached hereto; and

         WHEREAS, Paragraph 23 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those series set forth on "Schedule B, Series of DFA Investment Trust Company, Amended and Restated March 29, 2001," which is attached hereto, shall be "Series" under the Agreement.

         2. The fee schedules of PFPC applicable to the Series shall be as agreed to in writing, from time to time, by the Fund and the Transfer Agent.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

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         4.       This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.       The effective date of this Addendum shall be March 29, 2001.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Five to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DFA INVESTMENT TRUST COMPANY

                                            By:
                                                --------------------------------
                                                 Catherine L. Newell
                                                 Vice President and Secretary


                                            PFPC INC.

                                            By:
                                                --------------------------------
                                                 Joseph Gramlich
                                                 Senior Vice President



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                                                            AMENDED AND RESTATED
                                                                  MARCH 29, 2001

                                   SCHEDULE B


                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY


                            THE U.S. MICRO CAP SERIES
                            THE U.S. SMALL CAP SERIES
                          THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                         THE U.S. SMALL CAP VALUE SERIES
                         THE U.S. LARGE CAP VALUE SERIES
                         THE U.S. SMALL XM VALUE SERIES
                        THE JAPANESE SMALL COMPANY SERIES
                      THE PACIFIC RIM SMALL COMPANY SERIES
                     THE UNITED KINGDOM SMALL COMPANY SERIES
                           THE EMERGING MARKETS SERIES
                       THE DFA INTERNATIONAL VALUE SERIES
                      THE EMERGING MARKETS SMALL CAP SERIES
                      THE CONTINENTAL SMALL COMPANY SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                   THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
                  THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                             THE GLOBAL VALUE SERIES
                         THE GLOBAL LARGE COMPANY SERIES
                         THE GLOBAL SMALL COMPANY SERIES
                        THE LD U.S. LARGE COMPANY SERIES
                        THE HD U.S. LARGE COMPANY SERIES
                       THE LD U.S. MARKETWIDE VALUE SERIES
                       THE HD U.S. MARKETWIDE VALUE SERIES